FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

         This First Amendment to Loan and Security Agreement, dated as of the 11th day of March, 1999, is made by and between Accom, Inc. ("Borrower") and LaSalle Business Credit, Inc. ("LaSalle") for the purpose of amending the Loan and Security Agreement executed between them as of December 10, 1998 (the "Agreement").

         For valuable consideration, receipt and sufficiency of which are acknowledged, Borrower and LaSalle agree as follows:

         1. LaSalle hereby consents to Borrower's sale of an aggregate of $3,500,000 of 6% Senior Subordinated Convertible Notes Due 2004 to American
Bankers Insurance Group, Inc. and other purchasers pursuant to a Note Purchase Agreement dated as of March 11, 1999, provided that all of the purchasers of such notes execute a Subordination and Intercreditor Agreement in form and substance satisfactory to LaSalle.

         2. The definition of "Revolving Loan Facility" is amended to read as follows:

                  "'Revolving Loan Facility' shall mean the sum of $7,500,000; provided, however, that Borrower shall have the option, by written notice to LaSalle anytime prior to December 10, 1999, to reduce the Revolving Loan Facility, effective December 10, 1999, to any sum less than $7,500,000 but greater than or equal to $6,000,000."

         3. The definition of "Tangible Net Worth" is amended to read as follows:

                  "'Tangible Net Worth' shall mean shareholders' equity (including retained earnings), plus the principal balance outstanding at any time on Borrowers 6% Senior Subordinated Convertible Notes Due 2004 (including, for the quarter ending December 31, 1998, on a pro forma basis, the initial principal balance of such subordinated notes), less the book value of all intangible assets, determined by LaSalle on a consistent basis."

         4. The following new paragraph 5(i) is hereby added to the Agreement:

                  "(i) Collateral Maintenance Fee. If the average daily balance of Revolving Loans outstanding during any month, as reasonably determined by LaSalle, is: (x) less than $1,000,000, Borrower shall pay to LaSalle a Collateral Maintenance Fee of $2,000 for such month; or
         (y) $1,000,000 or more, but less than $2,000,000, Borrower shall pay to LaSalle a Collateral Maintenance Fee of $1,000 for such month."

         5. Paragraph 14(n)(i) of the Agreement is hereby amended in its entirety to read as follows:

                  "(i) Tangible Net Worth. Borrower and its Subsidiaries, on a consolidated basis, shall maintain as of the end of (A) the month ending December 31, 1998 a Tangible



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         Net Worth of not less than the Base Amount (as  defined  below) and (B)
         each month thereafter, a Tangible Net Worth of not less than the sum of
         (1) the Base Amount and (2) an aggregate amount equal to ninety percent (90%) of the net income after taxes of Borrower and its Subsidiaries, on a consolidated basis, for each fiscal quarter ending subsequent to January 1, 1999 provided, however, that such aggregate amount shall not be reduced by the amount of any net loss before taxes of Borrower and its Subsidiaries, on a consolidated basis, for any fiscal quarter). For purposes of this paragraph (i), the "Base Amount" shall mean the greater of (x) three million dollars ($3,000,000) or (y) the sum of the Tangible Net Worth of Borrower and its Subsidiaries as reflected on Borrower's audited December 31, 1998 balance sheet less three hundred thousand dollars ($300,000);"

         6. The following new Section 14(v) is hereby added to the Agreement:

                  "14(v)   Borrower  shall  not  make  any  prepayments  of  any
         indebtedness to American Bankers Insurance Group, Inc. ("ABIG") or other holders of Borrower's 6% Senior Subordinated Convertible Notes ("Holders"). Borrower shall make payments to ABIG or Holders only when and to the extent permitted by the Subordination and Intercreditor Agreement made as of March 11, 1999 among ABIG, certain other Holders, LaSalle and Borrower, and will refrain from making any payments to ABIG or any other Holder when such payments are prohibited by such agreement."

         7. The following new Section 14(w) is hereby added to the Agreement:

                  "14(w) On or before April 9, 1999, Borrower shall deliver to LaSalle all instruments, certificates, documents, agreements, stock powers and assignments which Borrower has agreed to deliver pursuant to
         Section 4 of the Stock Pledge Agreement dated as of December 10, 1998 between Borrower and LaSalle."

         8. For and in consideration of the accommodations reflected in this Amendment, Borrower shall pay to LaSalle an accommodation fee of $5,000.

         9. Borrower shall pay all expenses, including attorney fees, which LaSalle incurs in connection with the preparation of this Amendment and any related documents. All such fees and expenses may be charged against Borrower's loan account.

         10. To induce LaSalle to enter into this Amendment, Borrower makes the following representations and warranties:

                  (a) Each recital, representation and warranty contained in this Amendment, in the Agreement as amended by this Amendment and in the Other Agreements, are true and correct as of the date of this Amendment and do not omit to state a material fact required to make those recitals, representations and warranties not misleading.

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                  (b) No event has occurred and is continuing which  constitutes or would, with the giving of notice, the passage of time or both, constitute an Event of Default under the Agreement or any of the other Agreements.

         11. Except as specifically provided above, the Agreement and the Other Agreements remain fully valid, binding and enforceable according to their terms.

         12. Borrower waives any and all defenses, claims, counterclaims and offsets against LaSalle which may have arisen or accrued through the date of this Amendment. Borrower acknowledges that LaSalle and its employees, agents and attorneys have made no representations or promises except as specifically reflected in this Amendment and in the written agreements which have been previously executed. Borrower and each Guarantor hereby waives any and all defenses, claims, counterclaims and offsets against LaSalle which may have arisen or accrued through the date of this Amendment.

         13. Borrower represents and warrants to LaSalle that this Amendment has been approved by all necessary corporate action, and the individuals signing below represent and warrant that they are fully authorized to do so.


                                   ACCOM, INC.

                                   By: /s/ Junaid Sheikh
                                       -----------------------------------------
                                   Title: Chief Executive Officer
                                          --------------------------------------


                                   LASALLE BUSINESS CREDIT, INC.

                                   By: /s/ Robert C. Alexander
                                       -----------------------------------------
                                   Title: Vice President
                                          --------------------------------------

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